NEWS RELEASE
Media Contact:
Phil Hughes
AMD Communications
512-865-9697
phil.hughes@amd.com

Investor Contact:
Liz Stine
AMD Investor Relations
720-652-3965
liz.stine@amd.com

AMD Reports Fourth Quarter and Full Year 2025 Financial Results

SANTA CLARA, Calif. ― February 3, 2026 ― AMD (NASDAQ:AMD) today announced financial results for the fourth quarter and full year of 2025. Fourth quarter revenue was a record $10.3 billion, gross margin was 54%, operating income was $1.8 billion, net income was $1.5 billion and diluted earnings per share was $0.92. On a non-GAAP(*) basis, gross margin was 57%, operating income was a record $2.9 billion, net income was a record $2.5 billion and diluted earnings per share was a record $1.53.
For the full year 2025, AMD reported record revenue of $34.6 billion, gross margin of 50%, operating income of $3.7 billion, net income of $4.3 billion, and diluted earnings per share of $2.65. On a non-GAAP(*) basis, gross margin was 52%, operating income was a record $7.8 billion, net income was a record $6.8 billion and diluted earnings per share was a record $4.17.
“2025 was a defining year for AMD, with record revenue and earnings driven by strong execution and broad-based demand for our high-performance and AI platforms,” said Dr. Lisa Su, AMD chair and CEO. “We are entering 2026 with strong momentum across our business, led by accelerating adoption of our high-performance EPYC and Ryzen CPUs and the rapid scaling of our data center AI franchise.”
“Our record fourth quarter and full-year results demonstrate AMD’s ability to deliver profitable growth at scale,” said Jean Hu, AMD executive vice president, CFO and treasurer. “We achieved record non-GAAP operating income and free cash flow, while increasing our strategic investments to support long-term growth across our high-performance and adaptive computing product portfolio.”

GAAP Quarterly Financial Results

	Q4 2025	Q4 2024	Y/Y	Q3 2025	Q/Q
Revenue ($M)	$10,270	$7,658	Up 34%	$9,246	Up 11%
Gross profit ($M)	$5,577	$3,882	Up 44%	$4,780	Up 17%
Gross margin	54%	51%	Up 3 ppts	52%	Up 2 ppts
Operating expenses ($M)	$3,825	$3,011	Up 27%	$3,510	Up 9%
Operating income ($M)	$1,752	$871	Up 101%	$1,270	Up 38%
Operating margin	17%	11%	Up 6 ppts	14%	Up 3 ppts
Net income ($M)	$1,511	$482	Up 213%	$1,243	Up 22%
Diluted earnings per share	$0.92	$0.29	Up 217%	$0.75	Up 23%

Non-GAAP(*) Quarterly Financial Results

	Q4 2025	Q4 2024	Y/Y	Q3 2025	Q/Q
Revenue ($M)	$10,270	$7,658	Up 34%	$9,246	Up 11%
Gross profit ($M)	$5,855	$4,140	Up 41%	$4,992	Up 17%
Gross margin	57%	54%	Up 3 ppts	54%	Up 3 ppts
Operating expenses ($M)	$3,001	$2,114	Up 42%	$2,754	Up 9%
Operating income ($M)	$2,854	$2,026	Up 41%	$2,238	Up 28%
Operating margin	28%	26%	Up 2 ppts	24%	Up 4 ppts
Net income ($M)	$2,519	$1,777	Up 42%	$1,965	Up 28%
Diluted earnings per share	$1.53	$1.09	Up 40%	$1.20	Up 28%

Annual Financial Results

	GAAP			Non-GAAP(*)
	2025 (1)	2024	Y/Y	2025 (1)	2024	Y/Y
Revenue ($M)	$34,639	$25,785	Up 34%	$34,639	$25,785	Up 34%
Gross profit ($M)	$17,152	$12,725	Up 35%	$18,165	$13,759	Up 32%
Gross margin %	50%	49%	Up 1 ppt	52%	53%	Down 1 ppt
Operating expenses ($M)	$13,458	$10,825	Up 24%	$10,397	$7,621	Up 36%
Operating income ($M)	$3,694	$1,900	Up 94%	$7,768	$6,138	Up 27%
Operating margin %	11%	7%	Up 4 ppts	22%	24%	Down 2 ppts
Net income ($M)	$4,335	$1,641	Up 164%	$6,831	$5,420	Up 26%
Diluted earnings per share	$2.65	$1.00	Up 165%	$4.17	$3.31	Up 26%
(1) Full year 2025 results included approximately $440 million in net inventory and related charges as a result of the U.S. Government's export control on AMD Instinct™ MI308 data center GPU products.

In the fourth quarter, AMD benefited from an approximate $360 million release of previously reserved AMD Instinct™ MI308 inventory and related charges. Fourth quarter AMD Instinct MI308 revenue to China was approximately $390 million. Excluding the inventory reserve reversal and AMD Instinct MI308 sales to China, fourth quarter non-GAAP gross margin would have been approximately 55%.

Segment Summary
•Data Center segment revenue in the quarter was a record $5.4 billion, up 39% year-over-year, driven by strong demand for AMD EPYC™ processors and the continued ramp of AMD Instinct GPU shipments.
◦For the full year 2025, Data Center segment revenue was a record $16.6 billion, up 32% year-over-year, reflecting growth across both EPYC CPUs and AMD Instinct GPUs
•Client and Gaming segment revenue in the quarter was $3.9 billion, up 37% year-over-year. Client business revenue in the quarter was a record $3.1 billion, up 34% year-over-year, driven primarily by strong demand for leadership AMD Ryzen™ processors and continued market share gains. Gaming business revenue in the quarter was $843 million, up 50% year-over-year, primarily driven by higher semi-custom revenue and strong demand for AMD Radeon™ GPUs.
◦For the full year 2025, Client and Gaming segment revenue was a record $14.6 billion, up 51% year-over-year. Client business revenue was a record $10.6 billion, up 51% year-over-year, driven by continued revenue share gains and a richer product mix. Gaming business revenue was $3.9 billion, up 51% year-over-year, driven by improved semi-custom sales and strong demand for AMD Radeon GPUs.
•Embedded segment revenue in the quarter was $950 million, up 3% year-over-year, as demand strengthened across several end markets.
◦For the full year 2025, Embedded segment revenue was $3.5 billion, down 3% year-over-year, reflecting the impact of customer inventory level adjustments earlier in the year.
Recent PR Highlights
•At CES 2026, AMD detailed how deep cross-industry collaborations and full-stack AI solutions are driving AI advances, including:
◦An early look at the AMD Helios rack-scale platform, the blueprint for yotta-scale AI infrastructure.
◦Announcing the AMD Instinct MI440X GPU for enterprise AI.
◦New AMD Ryzen AI 400 and PRO 400 Series platforms, Ryzen AI Max+ SKUs and the AMD Ryzen AI Halo developer platform.
◦New AMD Ryzen AI Embedded Processor portfolio, designed to power AI-driven applications across automotive, industrial automation and physical AI.
•Strategic AMD partners announced AI and high-performance computing infrastructure and services powered by AMD EPYC CPUs and AMD Instinct GPUs:

◦HPE announced it will be one of the first system providers to adopt the AMD Helios rack-scale platform and deliver the Herder supercomputer powered by next-gen AMD Instinct MI430X GPUs and EPYC “Venice” CPUs.
◦AMD, Cisco and HUMAIN announced plans to form a joint venture to deliver 1 GW of AI infrastructure by 2030.
◦AMD announced a strategic partnership with Tata Consultancy Services to co-develop and deploy enterprise AI solutions.
◦Zyphra’s ZAYA1 is the first large-scale mixture-of-experts model trained entirely on AMD Instinct MI300X GPUs, AMD Pensando™ networking and AMD ROCm™ open software.
◦AWS launched new instances powered by 5th Gen AMD EPYC CPUs, delivering the highest x86 performance in the AWS cloud.
•AMD delivered new capabilities for the most demanding PC and gaming workloads with:
◦The new Ryzen 7 9850X3D, the fastest gaming processor, powered by the “Zen 5” architecture and AMD 3D V-Cache™ technology.
◦AMD FSR™ “Redstone,” a suite of new machine-learning based features delivering more immersive visuals for AMD Radeon graphics cards, including AMD FSR Upscaling, Frame Generation, Ray Regeneration and Radiance Caching.
•AMD expanded its embedded processor portfolio, including:
◦New additions to the AMD space-grade portfolio; the AMD Versal™ RF Series and Versal AI Edge Series Gen 2 adaptive SoCs for extreme space environments.
◦New AMD EPYC Embedded 2005 Series processors delivering enhanced performance, efficiency and high-speed connectivity for networking, storage and industrial applications.

Current Outlook
AMD’s outlook statements are based on current expectations. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.
For the first quarter of 2026, AMD expects revenue to be approximately $9.8 billion, plus or minus $300 million, including approximately $100 million of AMD Instinct MI308 sales to China. The mid-point of the revenue range represents year-over-year growth of approximately 32% and a sequential decline of approximately 5%. Non-GAAP gross margin is expected to be approximately 55%.
AMD Teleconference
AMD will hold a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its fourth quarter and full year 2025 financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at www.amd.com.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data) (Unaudited)
	Three Months Ended			Year Ended
	December 27, 2025	September 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024
GAAP gross profit	$5,577	$4,780	$3,882	$17,152	$12,725
GAAP gross margin	54%	52%	51%	50%	49%
Stock-based compensation	8	7	6	26	22
Amortization of acquisition-related intangibles	260	260	252	1,031	946
Acquisition-related and other costs (1)	1	—	—	2	1
Inventory loss at (recovery from) contract manufacturer (2)	—	(67)	—	(67)	65
Loss contingency on legal matter	9	12	—	21	—
Non-GAAP gross profit	$5,855	$4,992	$4,140	$18,165	$13,759
Non-GAAP gross margin	57%	54%	54%	52%	53%

GAAP operating expenses (3)	$3,825	$3,510	$3,011	$13,458	$10,825
GAAP operating expenses/revenue %	37%	38%	39%	39%	42%
Stock-based compensation	478	412	333	1,612	1,385
Amortization of acquisition-related intangibles	297	302	332	1,223	1,448
Acquisition-related and other costs (1)	49	42	46	226	185
Restructuring charges (4)	—	—	186	—	186
Non-GAAP operating expenses (3)	$3,001	$2,754	$2,114	$10,397	$7,621
Non-GAAP operating expenses/revenue %	29%	30%	28%	30%	30%

GAAP operating income	$1,752	$1,270	$871	$3,694	$1,900
GAAP operating margin	17%	14%	11%	11%	7%
Stock-based compensation	486	419	339	1,638	1,407
Amortization of acquisition-related intangibles	557	562	584	2,254	2,394
Acquisition-related and other costs (1)	50	42	46	228	186
Inventory loss at (recovery from) contract manufacturer (2)	—	(67)	—	(67)	65
Loss contingency on legal matter	9	12	—	21	—
Restructuring charges (4)	—	—	186	—	186
Non-GAAP operating income	$2,854	$2,238	$2,026	$7,768	$6,138
Non-GAAP operating margin	28%	24%	26%	22%	24%

	Three Months Ended						Year Ended
	December 27, 2025		September 27, 2025		December 28, 2024		December 27, 2025		December 28, 2024
GAAP net income / earnings per share	$1,511	$0.92	$1,243	$0.75	$482	$0.29	$4,335	$2.65	$1,641	$1.00
Stock-based compensation	486	0.29	419	0.26	339	0.21	1,638	1.00	1,407	0.86
Amortization of acquisition-related intangibles	557	0.34	562	0.34	584	0.36	2,254	1.38	2,394	1.46
Acquisition-related and other costs (1)	50	0.03	43	0.03	46	0.03	231	0.14	187	0.11
Inventory loss at (recovery from) contract manufacturer (2)	—	—	(67)	(0.04)	—	—	(67)	(0.04)	65	0.04
Loss contingency on legal matter	9	0.01	12	0.01	—	—	21	0.01	—	—
Gains on long-term investments, net	(280)	(0.17)	(26)	(0.02)	—	—	(365)	(0.22)	2	—
Equity income in investee	(1)	—	(10)	—	(12)	(0.01)	(26)	(0.02)	(33)	(0.02)
Restructuring charges (4)	—	—	—	—	186	0.11	—	—	186	0.11
Release of reserves for uncertain tax positions (5)	—	—	—	—	—	—	(853)	(0.52)	—	—
Income tax provision	78	0.04	(140)	(0.09)	152	0.10	(271)	(0.17)	(429)	(0.25)
Loss (Income) from discontinued operations, net of tax (6)	109	0.07	(71)	(0.04)	—	—	(66)	(0.04)	—	—
Non-GAAP net income / earnings per share	$2,519	$1.53	$1,965	$1.20	$1,777	$1.09	$6,831	$4.17	$5,420	$3.31

(1)	Acquisition-related and other costs primarily include transaction costs, purchase price fair value adjustments for inventory, certain compensation charges, and workforce rebalancing charges.
(2)	Inventory loss at (recovery from) contract manufacturer is related to losses due to an incident at a third-party contract manufacturing facility and the corresponding recovery.
(3)	Effective first quarter of 2025, licensing gain is reclassified against Marketing, general and administrative expenses as the amounts were immaterial.
(4)	Restructuring charges are related to the 2024 Restructuring Plan which comprised of employee severance charges and non-cash asset impairments.
(5)	Release of reserves for uncertain tax positions pertains to the reasonable cause relief related to dual consolidated losses approved by the IRS in the second quarter of 2025.
(6)	Loss (Income) from discontinued operations relates to ZT Systems' manufacturing business which was divested in the fourth quarter of 2025.

RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
(Millions) (Unaudited)
Three Months Ended
December 27, 2025
GAAP gross profit	$5,577
GAAP gross margin	54%
Stock-based compensation, amortization of acquisition-related intangibles, acquisition-related and other costs	278
Impact from the release of inventory and related charges associated with U.S. export restrictions and AMD Instinct MI308 revenue to China	(430)
Adjusted Non-GAAP gross profit	$5,425
Adjusted Non-GAAP gross margin	55%

About AMD
AMD (NASDAQ: AMD) drives innovation in high-performance and AI computing to solve the world’s most important challenges. Today, AMD technology powers billions of experiences across cloud and AI infrastructure, embedded systems, AI PCs and gaming. With a broad portfolio of AI-optimized CPUs, GPUs, networking and software, AMD delivers full-stack AI solutions that provide the performance and scalability needed for a new era of intelligent computing. Learn more at www.amd.com.

Cautionary Statement

This press release contains forward-looking statements concerning Advanced Micro Devices, Inc. (AMD) such as, AMD entering 2026 with strong momentum across its business; the accelerating adoption of high-performance EPYC and Ryzen CPUs and the rapid scaling of the data center AI franchise; the features, functionality, performance, availability, timing and expected benefits of future AMD products; and AMD’s expected first quarter 2026 financial outlook, including revenue, expected revenue from AMD Instinct MI308 sales to China and non-GAAP gross margin, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this press release are based on current beliefs, assumptions and expectations, speak only as of the date of this press release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and are generally beyond AMD’s control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: impact of government actions and regulations such as export regulations, import tariffs, trade protection measures, and licensing requirements; competitive markets in which AMD’s products are sold; the cyclical nature of the semiconductor industry; market conditions of the industries in which AMD products are sold; AMD's ability to introduce products on a timely basis with expected features and performance levels; loss of a significant customer; economic and market uncertainty; quarterly and seasonal sales patterns; AMD's ability to adequately protect its technology or other intellectual property; unfavorable currency exchange rate fluctuations; ability of third party manufacturers to manufacture AMD's products on a timely basis in sufficient quantities and using competitive technologies; availability of essential equipment, materials, substrates or manufacturing processes; ability to achieve expected manufacturing yields for AMD’s products; AMD's ability to generate revenue from its semi-custom SoC products; potential security vulnerabilities; potential security incidents including IT outages, data loss, data breaches and cyberattacks; uncertainties involving the ordering and shipment of AMD’s products; AMD’s reliance on third-party intellectual property to design and introduce new products; AMD's reliance on third-party companies for design, manufacture and supply of motherboards, software, memory and other computer platform components; AMD's reliance on Microsoft and other software vendors' support to design and develop software to run on AMD’s products; AMD’s reliance on third-party distributors and add-in-board partners; impact of modification or interruption of AMD’s internal business processes and information systems; compatibility of AMD’s products with some or all industry-standard software and hardware; costs related to defective products; failure to maintain an efficient supply chain as customer demand changes; AMD's ability to rely on third party supply-chain logistics functions; AMD’s ability to effectively control sales of its products on the gray market; impact of climate change on AMD’s business; AMD’s ability to realize its deferred tax assets; potential tax liabilities; current and future claims and litigation; impact of environmental laws, conflict minerals related provisions and other laws or regulations; evolving expectations from governments, investors, customers and other stakeholders regarding corporate responsibility matters; issues related to the responsible use of AI; restrictions imposed by agreements governing AMD’s notes, the guarantees of Xilinx’s notes and the revolving credit agreement; AMD’s ability to satisfy financial obligations under guarantees and other commercial commitments; impact of acquisitions, joint ventures and/or investments on AMD’s business and AMD’s ability to integrate acquired businesses; impact of any impairment of the combined company’s assets; political, legal and economic risks and natural disasters; future impairments of technology license purchases; AMD’s ability to attract and retain key employees; and AMD’s stock price volatility. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to AMD’s most recent reports on Forms 10-K and 10-Q.

(*)
In this earnings press release, in addition to GAAP financial results, AMD has provided non-GAAP financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating expenses/revenue percent, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. AMD uses a normalized tax rate in its computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2025, AMD used a non-GAAP tax rate of 13%, which excludes the tax impact of pre-tax non-GAAP adjustments. Additionally, AMD has provided an adjusted non-GAAP gross profit and gross margin which excludes the impact from the release of inventory and related charges associated with U.S. export restrictions and AMD InstinctTM MI308 revenue to China. AMD also provides adjusted EBITDA, free cash flow and free cash flow margin as supplemental non-GAAP measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this earnings press release. AMD is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because AMD believes it assists investors in comparing AMD’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables. The non-GAAP financial measures disclosed in this earnings press release should be viewed in addition to and not as a substitute for or superior to AMD’s reported results prepared in accordance with GAAP and should be read only in conjunction with AMD’s Consolidated Financial Statements prepared in accordance with GAAP. These non-GAAP financial measures referenced are reconciled to their most directly comparable GAAP financial measures in the data tables in this earnings press release. This earnings press release also contains forward-looking non-GAAP gross margin concerning AMD’s financial outlook, which is based on current expectations as of February 3, 2026, and assumptions and beliefs that involve numerous risks and uncertainties. Adjustments to arrive at the GAAP gross margin outlook typically include stock-based compensation, amortization of acquired intangible assets and acquisition-related and other costs. The timing and impact of such adjustments are dependent on future events that are typically uncertain or outside of AMD's control, therefore, a reconciliation to equivalent GAAP measures is not practicable at this time. AMD undertakes no intent or obligation to publicly update or revise its outlook statements as a result of new information, future events or otherwise, except as may be required by law.

©2026 Advanced Micro Devices, Inc. All rights reserved. AMD, the AMD Arrow logo, 3D V-Cache, Alveo, AMD Instinct, EPYC, FidelityFX, Kria, Radeon, Ryzen, Threadripper, Ultrascale+, Versal, Zynq, and combinations thereof, are trademarks of Advanced Micro Devices, Inc.

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Millions except per share amounts and percentages) (Unaudited)

	Three Months Ended			Year Ended
	December 27, 2025	September 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024
Net revenue	$10,270	$9,246	$7,658	$34,639	$25,785
Cost of sales	4,433	4,206	3,524	16,456	12,114
Amortization of acquisition-related intangibles	260	260	252	1,031	946
Total cost of sales	4,693	4,466	3,776	17,487	13,060
Gross profit	5,577	4,780	3,882	17,152	12,725
Gross margin	54%	52%	51%	50%	49%
Research and development	2,330	2,139	1,712	8,091	6,456
Marketing, general and administrative	1,198	1,069	781	4,144	2,735
Amortization of acquisition-related intangibles	297	302	332	1,223	1,448
Restructuring charges	—	—	186	—	186
Total operating expenses	3,825	3,510	3,011	13,458	10,825
Operating income	1,752	1,270	871	3,694	1,900
Interest expense	(36)	(37)	(19)	(131)	(92)
Other income (expense), net	358	82	37	577	181
Income from continuing operations before income taxes and equity income	2,074	1,315	889	4,140	1,989
Income tax provision (benefit)	455	153	419	(103)	381
Equity income in investee	1	10	12	26	33
Income from continuing operations, net of tax	1,620	1,172	482	4,269	1,641
(Loss) Income from discontinued operations, net of tax	(109)	71	—	66	—
Net income	$1,511	$1,243	$482	$4,335	$1,641

Earnings per share:
Earnings from continuing operations - basic	$1.00	$0.72	$0.30	$2.63	$1.01
Earnings from discontinued operations - basic	$(0.07)	$0.04	$—	$0.04	$—
Basic earnings per share	$0.93	$0.76	$0.30	$2.67	$1.01

Earnings from continuing operations - diluted	$0.99	$0.71	$0.29	$2.61	$1.00
Earnings from discontinued operations - diluted	$(0.07)	$0.04	$—	$0.04	$—
Diluted earnings per share	$0.92	$0.75	$0.29	$2.65	$1.00
Shares used in per share calculation
Basic	1,630	1,626	1,623	1,624	1,620
Diluted	1,649	1,641	1,634	1,636	1,637

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions)

	December 27, 2025	December 28, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,539	$3,787
Short-term investments	5,013	1,345
Accounts receivable, net	6,315	6,192
Inventories	7,920	5,734
Prepaid expenses and other current assets	2,160	1,991
Total current assets	26,947	19,049
Property and equipment, net	2,312	1,802
Goodwill	25,126	24,839
Acquisition-related intangibles, net	16,705	18,930
Deferred tax assets	384	688
Other non-current assets	5,452	3,918
Total Assets	$76,926	$69,226

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,929	$2,466
Accrued liabilities	5,250	4,260
Current portion of long-term debt, net	874	—
Other current liabilities	402	555
Total current liabilities	9,455	7,281
Long-term debt	2,348	1,721
Long-term operating lease liabilities	625	491
Deferred tax liabilities	313	349
Other long-term liabilities	1,186	1,816

Stockholders' equity:
Capital stock:
Common stock, par value $0.01	17	17
Additional paid-in capital	63,365	61,362
Treasury stock, at cost	(7,079)	(6,106)
Retained earnings	6,699	2,364
Accumulated other comprehensive loss	(3)	(69)
Total stockholders' equity	62,999	57,568
Total Liabilities and Stockholders' Equity	$76,926	$69,226

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions) (Unaudited)

	Three Months Ended		Year Ended
	December 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024
Cash flows from operating activities:
Net income	$1,511	$482	$4,335	$1,641
(Income) loss from discontinued operations, net of tax	109	—	(66)	—
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	194	172	750	671
Amortization of acquisition-related intangibles	557	583	2,254	2,393
Stock-based compensation	486	339	1,638	1,407
(Gains) losses on long-term investments, net	(280)	—	(341)	—
Deferred income taxes	230	(300)	248	(1,163)
Inventory loss at (recovery from) contract manufacturer	—	—	(67)	65
Other	30	93	120	125
Changes in operating assets and liabilities:
Accounts receivable, net	(114)	96	(121)	(1,865)
Inventories	(610)	(362)	(2,189)	(1,458)
Prepaid expenses and other assets	248	510	(11)	339
Accounts payable	(588)	(571)	410	3
Accrued and other liabilities	531	257	(467)	883
Net cash provided by operating activities of continuing operations	2,304	1,299	6,493	3,041
Net cash provided by operating activities of discontinued operations	296	—	1,216	—
Net cash provided by operations	2,600	1,299	7,709	3,041
Cash flows from investing activities:
Purchases of property and equipment	(222)	(208)	(974)	(636)
Purchases of short-term investments	(3,360)	(786)	(5,470)	(1,493)
Proceeds from maturity of short-term investments	783	65	1,765	1,416
Proceeds from sale of short-term investments	14	25	80	616
Acquisitions, net of cash acquired	(44)	—	(1,760)	(548)
Related party loan and equity method investment	—	(100)	—	(117)
Purchases of long-term investments	(70)	(210)	(502)	(341)
Other	10	—	10	2
Net cash used in investing activities of continuing operations	(2,889)	(1,214)	(6,851)	(1,101)
Proceeds from divestiture, net of cash divested	1,356	—	1,356	—
Purchases of property and equipment	(8)	—	(38)	—
Net cash provided by investing activities of discontinued operations	1,348	—	1,318	—
Net cash used in investing activities	(1,541)	(1,214)	(5,533)	(1,101)
Cash flows from financing activities:
Proceeds from debt and commercial paper issuance, net of issuance costs	—	—	2,441	—
Repayment of debt and commercial paper	—	—	(950)	(750)
Proceeds from sales of common stock through employee equity plans	116	127	285	279
Repurchases of common stock	—	(256)	(1,316)	(862)
Stock repurchases for tax withholding on employee equity plans	(160)	(42)	(607)	(728)
Settlement of contingent consideration liability	(284)	—	(284)	—
Other	—	—	—	(1)
Net cash used in financing activities	(328)	(171)	(431)	(2,062)
Net increase (decrease) in cash, cash equivalents and restricted cash	731	(86)	1,745	(122)
Cash, cash equivalents and restricted cash at beginning of period	4,825	3,897	3,811	3,933
Cash, cash equivalents and restricted cash at end of period	$5,556	$3,811	$5,556	$3,811

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$5,539	$3,787	$5,539	$3,787
Restricted cash included in Prepaid expenses and other current assets	17	24	17	24
Cash, cash equivalents and restricted cash at end of period	$5,556	$3,811	$5,556	$3,811

ADVANCED MICRO DEVICES, INC.
SELECTED CORPORATE DATA
(Millions) (Unaudited)

	Three Months Ended			Year Ended
	December 27, 2025	September 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024
Segment and Disaggregated Revenue Information (1)
Net Revenue:
Data Center Segment	$5,380	$4,341	$3,859	$16,635	$12,579
Client and Gaming Segment
Client	3,097	2,750	2,313	10,640	7,054
Gaming	843	1,298	563	3,910	2,595
Total Client and Gaming	3,940	4,048	2,876	14,550	9,649
Embedded Segment	950	857	923	3,454	3,557
Total net revenue	$10,270	$9,246	$7,658	$34,639	$25,785

Operating Income (Loss):
Data Center Segment	$1,752	$1,074	$1,157	$3,603	$3,482
Client and Gaming Segment	725	867	496	2,855	1,187
Embedded Segment	357	283	362	1,243	1,421
All other	(1,082)	(954)	(1,144)	(4,007)	(4,190)
Total operating income	$1,752	$1,270	$871	$3,694	$1,900

Other Data
Capital expenditures	$222	$258	$208	$974	$636
Adjusted EBITDA (2)	$3,048	$2,431	$2,198	$8,521	$6,810
Cash, cash equivalents and short-term investments	$10,552	$7,243	$5,132	$10,552	$5,132
Free cash flow (3)	$2,082	$1,530	$1,091	$5,519	$2,405
Total assets	$76,926	$76,891	$69,226	$76,926	$69,226
Total debt	$3,222	$3,220	$1,721	$3,222	$1,721

(1)	The Company operates as three operating segments, Data Center, Client and Gaming, and Embedded segments.

The Data Center segment primarily includes Artificial Intelligence (AI) accelerators, microprocessors (CPUs) for servers, graphics processing units (GPUs), accelerated processing units (APUs), data processing units (DPUs), AI Network Interface Cards (AI NICs), Field Programmable Gate Arrays (FPGAs) and adaptive System-on-Chip (SoC) products for data centers.

The Client and Gaming segment primarily includes CPUs, APUs, chipsets for desktops and notebooks, discrete GPUs, and semi-custom SoC products and development services.

The Embedded segment primarily includes embedded CPUs, APUs, FPGAs, System on Modules (SOMs), and adaptive SoC products.

From time to time, the Company may also sell or license portions of its IP portfolio.

All Other category primarily includes certain expenses and credits that are not allocated to any of the operating segments, such as amortization of acquisition-related intangibles, employee stock-based compensation expense, acquisition-related and other costs, inventory loss at contract manufacturer and restructuring charges.

(2)	Reconciliation of GAAP Net Income to Adjusted EBITDA

	Three Months Ended			Year Ended
(Millions) (Unaudited)	December 27, 2025	September 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024
GAAP net income	$1,511	$1,243	$482	$4,335	$1,641
Interest expense	36	37	19	131	92
Other (income) expense, net	(358)	(82)	(37)	(577)	(181)
Income tax provision (benefit)	455	153	419	(103)	381
Equity income in investee	(1)	(10)	(12)	(26)	(33)
Stock-based compensation	486	419	339	1,638	1,407
Depreciation and amortization	194	192	172	750	671
Amortization of acquisition-related intangibles	557	562	584	2,254	2,394
Acquisition-related and other costs	50	43	46	231	187
Inventory loss at (recovery from) contract manufacturer	—	(67)	—	(67)	65
Loss contingency on legal matter	9	12	—	21	—
Restructuring charges	—	—	186	—	186
Loss (Income) from discontinued operations, net of tax	109	(71)	—	(66)	—
Adjusted EBITDA	$3,048	$2,431	$2,198	$8,521	$6,810

The Company presents “Adjusted EBITDA” as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting GAAP net income for interest expense, other (income) expense, net, income tax provision (benefit), equity income in investee, stock-based compensation, depreciation and amortization expense, amortization of acquisition-related intangibles, inventory loss at (recovery from) contract manufacturer, loss contingency on legal matter, acquisition-related and other costs, restructuring charges, and income from discontinued operations, net of tax. The Company calculates and presents Adjusted EBITDA because management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of net income or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities that can affect cash flows.

(3)	Reconciliation of GAAP Net Cash Provided by Operating Activities of Continuing Operations to Free Cash Flow

	Three Months Ended			Year Ended
(Millions except percentages) (Unaudited)	December 27, 2025	September 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024
GAAP net cash provided by operating activities of continuing operations	$2,304	$1,788	$1,299	$6,493	$3,041
Operating cash flow margin % from continuing operations	22%	19%	17%	19%	12%
Purchases of property and equipment	(222)	(258)	(208)	(974)	(636)
Free cash flow	$2,082	$1,530	$1,091	$5,519	$2,405
Free cash flow margin %	20%	17%	14%	16%	9%

The Company also presents free cash flow as a supplemental Non-GAAP measure of its performance. Free cash flow is determined by adjusting GAAP net cash provided by operating activities of continuing operations for capital expenditures, and free cash flow margin % is free cash flow expressed as a percentage of the Company's net revenue. The Company calculates and communicates free cash flow in the financial earnings press release because management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view free cash flow as an alternative to GAAP liquidity measures of cash flows from operating activities.